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FOR IMMEDIATE RELEASE


                ILLINOVA AND DYNEGY AGREE TO $7.5 BILLION MERGER
              COMBINATION CREATES PREMIER NATIONAL ENERGY MERCHANT

- STRONGLY ACCRETIVE TO EARNINGS IN THE FIRST YEAR

- NEW COMPANY TO BE NAMED DYNEGY

- ILLINOIS POWER TO REMAIN HEADQUARTERED IN DECATUR, ILLINOIS

- CHEVRON TO INVEST BETWEEN $200 MILLION-$240 MILLION IN NEW EQUITY

- CHUCK WATSON TO BE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

DECATUR, IL AND HOUSTON, TX (JUNE 14, 1999) -- Illinova Corporation [NYSE: ILN] and Dynegy Inc. [NYSE: DYN] today announced the execution of definitive agreements for the merger of Illinova and Dynegy, creating a $7.5 billion full service provider of energy products and services. The combined company will be a national leader in the rapidly changing energy industry and will be well positioned to capitalize on opportunities created by energy convergence and deregulation.

Under the terms of the merger agreement, which were approved unanimously by each company's board of directors, and agreed to by Dynegy's industrial shareholders (who collectively own approximately 76% of Dynegy's outstanding common stock), a newly established parent company will acquire all of the shares of Dynegy and Illinova for a combination of stock and cash, subject to the satisfaction of certain pre-closing conditions. Approximately 60% of the consideration received by Dynegy's shareholders will be stock and 40% will be cash. Dynegy shareholders may elect to exchange each Dynegy share for 0.69 share of the new company, based on a fixed exchange ratio, or elect to receive $16.50 per share in cash consideration, subject to pro-ration. In aggregate, the cash portion of the consideration will be approximately $1.06 billion. Illinova shareholders will exchange their shares on a share-for-share basis. Following the transaction, Dynegy's shareholders will own slightly more than 50% of the new company. The new company will be named Dynegy Inc. The combination will be accounted for as a purchase of Illinova by Dynegy and is expected to be accretive to both companies' earnings by more than 10% in the first year and continuing thereafter.

Chevron U.S.A., which currently owns an approximate 29% interest in Dynegy, has voted its shares in favor of the merger, and has elected to take all stock. Chevron also will invest $200 million of new equity capital in the combined company, plus up to an additional $40 million, subject to certain terms and conditions, if required to facilitate a more complete monetization of NOVA Chemicals' and BG plc's investments in Dynegy. Such investment will be made at the lower of $16.50 per share or the then current market price of a Dynegy equivalent share as of the closing date.

NOVA and BG, which each currently own an approximate 24% interest in Dynegy, have also agreed to vote their shares in favor of the merger and have elected to receive all cash in the transaction, subject to pro-ration based on the cash election of Dynegy's public shareholders. BG and NOVA have also agreed to hold their remaining ownership interest in the combined


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company in the form of new convertible preferred stock which is expected to represent no more than approximately 25% of their current holdings.

Dynegy's chairman and chief executive officer and the president of its marketing and trading organization, who collectively own 6.6 % of Dynegy, have agreed to vote in favor of the merger, elected to take all stock and will continue their current management roles with the new company.

In conjunction with its approval of the merger agreement, Illinova's board authorized the company to enter into a forward contract with a financial institution whereby certain open market purchases of up to 10% of outstanding Illinova common may be made. The purpose of this arrangement is to provide, in certain limited circumstances, additional market liquidity for an orderly distribution of Illinova shares subsequent to the merger being announced. Although several settlement alternatives exist, Illinova anticipates that any shares acquired pursuant to these arrangements will be redistributed via sales in the market.

The combination brings together Illinova, with strategically positioned generating facilities in the Midwest and a developing national energy services business, and Dynegy, one of the country's leading marketers of energy products and services. Both companies are leading independent power developers and producers. Upon closing, the combined company is expected to own and/or control more than 15,000 gross megawatts of domestic generating capacity representing the nation's most geographically diverse generating asset portfolio. In addition, Illinova's stable regulated natural gas and electric utility subsidiary with 650,000 customers and retail distribution expertise coupled with Dynegy's position as the largest marketer of natural gas liquids in the United States provide a broader spectrum of value opportunities.

The new company will be well positioned to help shape the dynamic changes taking place in the energy marketplace, driven by the restructuring of the power industry and the convergence of the natural gas and electricity industries. Energy convergence provides opportunities to maximize the value of wholesale natural gas and power marketing and trading by leveraging the control and optimization of Btu conversion capacity and other assets.

Chuck Watson, chairman and chief executive officer of Dynegy Inc., and the designated chairman and chief executive officer of the combined company, said, "This merger advances our strategic plan through the addition of strategically located generation assets, which will enable Dynegy to enhance its position as one of the nation's leading energy merchants. Shareholders in the combined company will have an opportunity to participate in the restructuring of the $300 billion power industry from a strong corporate platform with capable management from both companies. The combined company will have control over the assets needed to compete across nearly the entire energy value chain - from generation, to delivery, to marketing and trading to retail. Illinova's customers will benefit from increased access to reliable, competitively priced energy supplies and solutions tailored to their energy needs, delivered by a company with greater financial strength and flexibility."

Charles Bayless, chairman, president and chief executive officer of Illinova Corporation said, "This union with Dynegy reflects the culmination of efforts undertaken by Illinova over the past few years, including key achievements during the past several months. Since forming our


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holding company in 1994, we have worked to develop national and international capabilities in the unregulated energy industry through Illinova Generating and Illinova Energy Partners. To further our competitive positioning, we championed the successful campaign for customer choice in Illinois. More recently, we restructured our balance sheet through the issuance of securitized debt and the implementation of an accounting quasi-reorganization. We have reached an interim agreement to sell the Clinton Power Station and have filed with regulators to transfer our generating assets to an unregulated subsidiary. Combined, these actions have significantly strengthened Illinova's financial and competitive profile. This combination with Dynegy is one we actively pursued and one which we believe uniquely achieves our objective for a strategic transformation for our company."

"This strategic combination creates tremendous opportunities for each company much faster than either could have achieved on a stand-alone basis," Watson said. "Energy convergence is rapidly sweeping across the nation and is a major driver for energy industry competition and consolidation. While our combined company will be larger in scale, the primary benefit of this merger results from the scope and skills we will have to effectively compete in the national energy marketplace. Joining Illinova's strategically located generating assets and operating expertise with Dynegy's diversified energy franchise and strengths in energy marketing and trading will create a company with multiple avenues for growth from a stable earnings foundation provided by the regulated utility. This is a truly unique and exciting platform from which we can achieve significant near-term and long-term shareholder value."

"Dynegy, with its experienced leadership and proven track record of risk management, profitability and growth, is the ideal strategic partner for Illinova," Mr. Bayless said, "I am confident that, together, we will be a leader in the rapidly evolving energy marketplace of the future."

"I look forward to a smooth integration of our two companies. Illinova and Dynegy operate in complementary segments of the energy industry. Likewise, our corporate cultures share many of the same values. In addition, both Illinova and Dynegy have solid histories of community involvement and economic development, and the combined company will be committed to building on those traditions in the communities where we will operate. Employees of both companies will have an opportunity to play on a much larger competitive field," Watson noted.

Beginning this summer, both companies will benefit from expanded opportunities from energy convergence through a previously agreed to consulting arrangement under which Dynegy will advise Illinova regarding the expanded utilization and marketing of 4,500 megawatts of Illinova's generation. Shareholders and customers will benefit through enhanced efficiencies and reliability in the 1999 summer cooling season.


EARNINGS ACCRETION

The new company will be positioned to compete effectively in an open national energy market and to achieve certain cost efficiencies. The combination of the two companies is expected to create annual pre-tax revenue enhancements and cost savings between approximately $125


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million and $165 million. Approximately two-thirds of the total annual synergies efficiencies are attributable to revenue enhancement opportunities related to optimizing Illinova's existing portfolio of generation assets while approximately one-third is attributable to cost savings related staff reductions and the elimination of duplicate corporate programs. As a result, the merger is expected to be strongly accretive to the earnings of both shareholder groups in the first year of combined operations and thereafter.

The companies expect to enhance profitability by:

- Utilizing Dynegy's marketing, trading and risk management capabilities to integrate Illinova's significant physical generation assets in the strategic Midwest region with a multi-regional supply perspective;

- Improving reliability of services to Illinova's customers by delivering cost-effective supply from indigenous generation capacity and expanded access to excess generation capacity from other markets across the country;

- Optimizing Illinova's plant operations to satisfy its customers' power requirements efficiently and reliably;

- Leveraging the retail experience and presence brought by Illinova to expedite the implementation of a national retail energy and energy services strategy;

- Combining Dynegy's operational capabilities with those of Illinova to create a generation portfolio diversified in terms of strategic location, production, contracts and fuel;

- Expanding Dynegy's marketing and trading operations through access to Illinova's customer base in the Midwest;

- Supporting marketing of Illinova's generation capacity in excess of local market requirements when market conditions permit; and

- Managing Illinova's and Dynegy's fuel requirements and other assets on a cost-effective basis.

Earnings from the regulated transmission and distribution business will provide a stable earnings platform from which to pursue strategic growth opportunities.

In addition, cost savings will come from the elimination of duplicate activities, improved operating efficiencies and lower capital costs. The companies anticipate the elimination of approximately five percent of the combined workforce of 6,500 over time and will seek to minimize workforce effects of the merger, primarily through reduced hiring, attrition, voluntary separation programs and other appropriate measures. All union contracts will be honored.

The combined company is expected to generate approximately 70% of its earnings and cash flow from non-regulated activities based on estimated results for 2000. The contribution from non-


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regulated activities is expected to grow as the new company invests in new generation assets as part of a total corporate capital expenditure program of approximately $1 billion per year over the next five years.

MANAGEMENT

Upon closing, Chuck Watson, chairman and chief executive officer of Dynegy Inc., will retain that title in the combined company. Charles Bayless, chairman, president and chief executive officer of Illinova, will continue as a non-executive director of the combined company. The board of directors of the combined company, which will be incorporated in Illinois and headquartered in Houston, Texas, will consist of 7 members of the current Illinova board and 7 members of the current Dynegy board, including three designees of Chevron. Illinova's regulated utility, Illinois Power, will be a subsidiary and remain headquartered in Decatur, Illinois.


DIVIDEND POLICY/CAPITALIZATION

It is anticipated that the combined company will adopt an initial annual dividend of $0.60 per share, subject to financial conditions, results of operations and capital requirements. It is expected that the board will review the dividend on an annual basis. The companies noted that the new dividend level would be more appropriately aligned with the anticipated mix of earnings and cash flow from the new company's unregulated/ regulated businesses and a prudent capital structure. The new dividend is also consistent with the company's strategic goals and would preserve capital to fund the combined company's significant growth opportunities.

Given the significant growth opportunities available to the combined company, maintenance of a strong balance sheet and a solid investment grade rating is a top priority. As such, it is anticipated that the combined company will issue $400 million to $500 million in new equity prior to the end of 2000. The companies expect to maintain investment grade ratings on outstanding debt and to achieve investment grade ratings on any new debt incurred as a result of the transaction.

REGULATORY APPROVALS/CONDITIONS OF CLOSING

The merger is conditioned, among other things, upon the completion of the previously announced, pending sale of the Clinton Power Station by Illinova, the approvals of the Federal Energy Regulatory Commission, the Securities and Exchange Commission, Illinova's common stockholders and the expiration or termination of the Hart-Scott-Rodino waiting period. In addition, limited approval is also required by the Illinois Commerce Commission. The merger is expected to close by the end of the first quarter of 2000.

The merger agreement provides for a bilateral termination fee of $85 million, plus expenses of up to $7.5 million, payable under certain conditions.


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Chase Securities Inc. and Berenson Manella & Co. acted as financial advisors and provided fairness opinions to Illinova.

Lehman Brothers, Inc. acted as financial advisor and provided a fairness opinion to Dynegy.

Dynegy Inc. is one of the leading marketers of energy products and services in North America. The name Dynegy reflects the company's evolution from a natural gas marketing company to a dynamic energy company with a full energy network to meet the growing challenges of the energy market of the future. Through its leadership positions in energy marketing, independent power generation, and gathering, processing, and transportation, the company provides energy solutions to its customers primarily in North America and the United Kingdom.

Illinova Corp., headquartered in Decatur, Ill., is an energy services holding company with $6.8 billion in assets and annual revenues of $2.4 billion. Its subsidiaries include Illinois Power, an electric and natural gas utility that serves approximately 650,000 customers over a 15,000-square-mile area of Illinois; Illinova Generating, which invests in, develops and operates independent power projects worldwide; and Illinova Energy Partners, which markets energy and energy-related services in the United States and Canada.




FORWARD-LOOKING STATEMENTS

         Certain of the statements contained in this press release are forward-looking Although Illinova and Dynegy believe these statements are accurate, their businesses are dependent on various regulatory issues, general economic conditions and future trends, the completion of the transaction is conditioned upon the fulfillment of a number of conditions, and the success of the combination of the two companies will be dependent on a wide range of issues. These factors can cause actual results to differ materially from the forward-looking statements that have been made. In particular:

                  The benefits that are expected to result from the combination are predicated upon the belief that combining the complementary expertise and resources of Dynegy and Illinova will result in increased revenue and decreased expenses. Because of the complexity of the environments in which the two companies operate, there can be no certainty that these benefits will be achieved to the extent expected.

                  The expected synergies assume that there will be a reduction in employment by the combined entity of approximately 5%, primarily through voluntary means. With the exception of a few executive officers of Illinova who will not remain with the combined entity, no individuals have been identified for this reduction. As a result, as individuals are identified in connection with this reduction, the expected benefits may not be as great as assumed and the adverse consequences may be greater than assumed. Similarly, the synergies also reflect a more profitable marketing of Illinova's excess generating capacity. Changes in the energy marketplace, e.g., a reduction in the wholesale price of electricity, would negatively impact this assumption. Overall, the estimate of the accretiveness of the transaction reflects the companies' current best estimates based upon available information and numerous assumptions and, accordingly, may or may not be achieved if business conditions change or the assumptions that have been made do not prove to be accurate.

                  The integration of two large businesses is a complex process which frequently is not as successful as the parties initially expect. Problems can arise with respect to differing managerial styles, differing compensation theories and a wide range of other issues.

                  The customers of the two businesses may not be as receptive to the combination as expected. Similarly, the competitors of the two businesses may respond adversely.

                  Significant regulatory approvals are necessary to complete the transaction. For instance, Chevron, since it will own a significant percentage of the combined entity, will be filing with the Securities and Exchange Commission


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         for an exemption under the Public Utility Holding Company Act of 1935, and the approval of the Federal Energy Regulatory Commission and the Illinois Commerce Commission will be necessary. There can be no assurances that the exemption and approvals will be obtained on a timely basis and on acceptable terms. In addition, Illinova, and to a lesser extent Dynegy, operate in heavily regulated environments. Any significant changes in these regulatory environments could negatively impact the transaction and the combined entity.

                  The transaction is conditioned upon the sale of Illinova's Clinton nuclear facility. As previously announced, Illinova is currently in the process of negotiating the definitive agreements for the sale of that facility. Should those negotiations not be successful, other parties have expressed interest in purchasing the facility. However, there can be no assurance that the facility will be sold in a timely fashion.

                  The companies do not expect any adverse impact on the credit ratings of their outstanding and future debt and other securities and expect that the newly formed company will be able to issue the debt necessary to complete the transaction on commercially reasonable terms. The companies cannot predict with certainty the ultimate response of the various rating agencies to the transactions, and the volatility of the capital markets could make obtaining the necessary financing more difficult than expected.

                  The energy industry is currently going through significant deregulation. The impact of this deregulation on the combined businesses, as well as on either business individually, cannot be predicted with certainty. In the recent past, prices for energy have been volatile. An increase in this volatility could impact the companies and the expected benefits from the transactions.



Note to Editors: Today's news release, along with other news about Illinova and Dynegy, is available on the Internet at http://www.Illinova.com and http://www.Dynegy.com.


CONTACTS FOR ILLINOVA:                      CONTACTS FOR DYNEGY:

MEDIA:                                      MEDIA:
Name: Shirley Swarthout                     Name: John Sousa
Phone: 217 424-6400                         Phone: 713 506-3936
www.illinova.com                            www.dynegy.com

INVESTORS:                                  INVESTORS:
Name: Greg Gudeman                          Name: Margaret Nollen
Phone: 217 424-8715                         Phone: 713 767-8707


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